UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 12, 2020

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Inability to timely file Annual Report on Form 10-K for the Year Ended March 31, 2020 due to circumstances related to COVID-19

iFresh Inc. (the “Company”) is filing this current report on Form 8-K, pursuant to an order issued by the U.S. Securities and Exchange Commission dated on March 25, 2020 (Release No. 34-88465) (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak of COVID-19.

The outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Annual Report on Form 10-K for the year ended March 31, 2020 (the “Annual Report”). Therefore, the Company is relying on the SEC Order to extend the due date for the filing of the Annual report until August 13, 2020 (45 days after the original due date).

As a result of the global outbreak of the COVID-19, the Company is unable to meet the filing deadline of the Annual Report. The Company’s business and stores are located in the states of New York, Florida, Massachusetts and Maryland. In order to avoid the risk of the virus spreading, the Company has been following the recommendations of local health authorities to minimize exposure risk for its employees and customers for the past two and an half months, including the temporary closures of its stores and corporate offices, having employees work remotely and travel restrictions or suspension. As such, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

Risk Factor Related to COVID-19

Our business and financial results may be materially adversely affected by the current COVID-19 pandemic outbreak.

The pandemic of a novel coronavirus (COVID-19) has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.

Our operating results substantially depend on revenues derived from sales generated from our stores. As the COVID-19 spread continues, the measures implemented to curb the spread of the virus have resulted in decreased customers’ shopping activities, supply chain disruptions and insufficient work force. One or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. These preventative measures have also impacted our daily operations. The efforts enacted to control COVID-19 have placed heavy pressure on our marketing and sales activities. In addition, we are focused on protecting the safety and well-being of our work force and customers. Therefore, we have increased our efforts to purchase necessary personal protection equipment, which is expected to lead to an increase in operating costs. We continue to assess the related risks and impacts COVID-19 pandemic may have on our business and our financial performance. In light of the rapidly changing situation across different regions, it remains difficult to estimate the duration and magnitude of COVID-19 impact. Until such time as the COVID-19 pandemic is contained or eradicated and grocery business returns to more customary levels, our business and financial results may be materially adversely affected.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2020

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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